Exhibit 99.1

Onconetix, Inc. Announces 1-for-40 Reverse Stock Split and Results of the Annual Meeting of Stockholders

CINCINNATI, Ohio, Sept. 20, 2024 (GLOBE NEWSWIRE) -- Onconetix, Inc. (NASDAQ: ONCO) (“Onconetix” or the “Company”), a commercial-stage biotechnology company focused on the research, development, and commercialization of innovative solutions for men’s health and oncology, today announced that the Company’s stockholders have approved all proposals voted on at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”) held on September 5, 2024, and that its Board of Directors (the “Board of Directors” or “Board”) approved a 1-for-40 reverse stock split of its outstanding shares of common stock, to be effective as of 12:01 a.m. Eastern Time on Tuesday, September 24, 2024.

Results of the Annual Meeting

At the Annual Meeting, Onconetix’s stockholders approved the following proposals:

1)	to elect Timothy Ramdeen and Ajit Singh to serve as Class III directors on the Board for a three-year term that expires at the 2027 Annual Meeting of Stockholders, or until their successors are elected and qualified;

2)	to approve amendments to the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) to increase the aggregate number of shares of the Company’s common stock which may be issued under the 2022 Plan by 54,850,000 shares from 3,150,000 to 58,000,000 shares;

3)	to grant the Board the discretion to effect a reverse stock split of Onconetix’s common stock through an amendment to its Amended and Restated Certificate of Incorporation at a ratio of not less than 1-for-30 and not more than 1-for-60;

4)	to approve, in accordance with Nasdaq Listing Rule 5635, the issuance of up to 5,709,935 shares of common stock (on a pre-reverse split basis), subject to adjustment, upon conversion of the Company’s Series A Preferred Stock (the “Series A Conversion Proposal”);

5)	to approve, in accordance with Nasdaq Listing Rule 5635, the issuance of (on a pre-reverse split basis): (i) 269,672,900 shares of common stock to be issued upon conversion of the Company’s Series B Preferred Stock, (ii) such number of shares of common stock to be issued by the Company in a $5 million private placement financing of units, which shall initially include 20,000,000 shares of common stock and up to 6,000,000 shares of common stock underlying warrants included in the units, subject to adjustment, plus such additional number of shares of common stock to be issuable upon the satisfaction of certain price protection conditions, as described further herein and (iii) the assumption and conversion of outstanding stock options of Proteomedix AG (“Proteomedix”) in accordance with the terms of the Share Exchange Agreement between the Company and Proteomedix (the “PMX Issuance Proposal”);

6)	to approve, in accordance with Nasdaq Listing Rule 5635, the issuance of (on a pre-reverse split basis) (i) 22,375,926 shares of the Company’s common stock upon the exercise of inducement preferred investment options and (ii) 522,105 shares of the Company’s common stock upon the exercise of placement agent warrants, each of which preferred investment options and warrants were issued in and in connection with the Company’s offering that closed on July 12, 2024 (the “Warrant Inducement Proposal”); and

7)	to ratify the appointment by the Board of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The number of shares of the Company’s common stock to be issued pursuant to the Series A Conversion Proposal, PMX Issuance Proposal, and Warrant Inducement Proposal shall be adjusted to reflect the 1-for-40 reverse stock split approved by the Company’s stockholders and Board of Directors.

Final voting results from the Annual Meeting were reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2024.

Reverse Stock Split

In conjunction with stockholder approval of the reverse stock split, the Company’s Board of Directors determined to fix a split ratio of 1-for-40 shares. The Company’s common stock will begin trading on a reverse stock split-adjusted basis at the opening of the market on Tuesday, September 24, 2024. Following the reverse stock split, the Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “ONCO” under the new CUSIP number 68237Q104. The reverse stock split is intended to enable the Company to regain compliance with the minimum bid price requirement of $4.00 per share of common stock for initial listing on The Nasdaq Capital Market.

At the effective time of the reverse split, every 40 issued and outstanding shares of the Company’s common stock will be converted automatically into one share of the Company’s common stock without any change in the par value per share. No fractional shares will be issued in connection with the reverse stock split, and fractional shares resulting from the reverse stock split will be canceled with the holders thereof receiving cash compensation. The amount of compensation will be determined by multiplying the fractional share by the closing price per share of the Company’s common stock on The Nasdaq Capital Market at the close of business on the trading day prior to the effective date of the reserve stock split, or Monday, September 23, 2024. The reverse split will have no effect on the number of authorized shares of the Company’s common stock, and the ownership percentage of each stockholder will remain unchanged other than as a result of fractional shares. The reverse stock split will additionally apply to the Company’s common stock issuable upon the exercise of the Company’s outstanding warrants and stock options, with proportionate adjustments to be made to the exercise prices thereof and under the Company’s equity incentive plans, as applicable.

The reverse stock split will reduce the number of issued and outstanding shares of the Company’s common stock (prior to the issuance of the additional shares approved under the proposals set forth above), from approximately 30.2 million to approximately 755,000 and from approximately 29.7 million to approximately 742,000, respectively. Such figures exclude any shares of common stock that are contemplated to be issued pursuant to the Series A Conversion Proposal, PMX Issuance Proposal, and Warrant Inducement Proposal and shall be increased accordingly upon such issuances.

About Onconetix, Inc.

Onconetix, Inc. is a commercial-stage biotechnology company focused on the research, development, and commercialization of innovative solutions for men’s health and oncology. Through its recent acquisition of Proteomedix, the Company owns Proclarix, an in vitro diagnostic test for prostate cancer originally developed by Proteomedix and approved for sale in the European Union under the In Vitro Diagnostic Regulation, which the Company anticipates will be marketed in the U.S. as a lab developed test through its license agreement with Labcorp. The Company also owns ENTADFI, an FDA-approved, once-daily pill that combines finasteride and tadalafil for the treatment of benign prostatic hyperplasia, a disorder of the prostate.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements (including, without limitation, statements regarding the receipt of stockholder approval, the intended use of proceeds from the offering, and the anticipated results of the Company’s sales and marketing efforts for its commercial stage products as described herein) are based on Onconetix’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, market and other conditions; risks related to Onconetix’s ability to commercialize or monetize Proclarix and integrate the assets and commercial operations acquired in the share exchange with Proteomedix; risks related to the Company’s present need for capital to commercially launch Proclarix and have adequate working capital; risks related to Onconetix’s ability to attract, hire and retain skilled personnel necessary to commercialize and operate the Company’s commercial products; the failure to obtain and maintain the necessary regulatory approvals to market and commercialize Onconetix’s products; risks related to the Company’s ability to obtain and maintain intellectual property protection for its current products; whether the Company will be able to maintain compliance with Nasdaq’s applicable listing criteria and the effect of a delisting from Nasdaq on the market for the Company’s securities; and the Company’s reliance on third parties, including manufacturers and logistics companies. As with any commercial-stage pharmaceutical product or any product candidate under clinical development, there are significant risks in the development, regulatory approval and commercialization of biotechnology products. Onconetix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Onconetix’s Annual Report on Form 10-K, filed with the SEC on April 11, 2024 and periodic reports filed with the SEC on or after the date thereof. All of Onconetix’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

For more information:

Onconetix, Inc.
201 E. Fifth Street, Suite 1900

Cincinnati, OH 45202

Phone: (513) 620-4101

Investor Contact Information:

Onconetix Investor Relations
Email: investors@onconetix.com

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